EXHIBIT 10.3

                     LOAN AGREEMENTS BETWEEN SHANGHAI PUDONG
    DEVELOPMENT BANK, ZHENGHOU BRANCH AND HENAN ZHONGPIN FOOD SHARE CO., LTD.

             The Shanghai Pudong Development Bank provided four (4) short-term loan in the aggregate amount of RMB 20,000,000.00 to Henan Zhongpin Food Share Co., Ltd. (the "Borrower") to be used by the Borrower as its working capital, all with an interest rate of 0.465% per month and a term of six months from the date of the agreement. The loan agreements were entered into between April 26, 2005 and June 7, 2005, and all the loans have been extended in their term.